UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2024

Camber Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12 Greenway Plaza, Suite 1100, Houston, Texas	77046
(Address of principal executive offices)	(Zip Code)

 (Registrant’s telephone number, including area code): (281) 404-4387

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CEI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

               On August 1, 2023, Viking Merger Sub, Inc., a Nevada corporation and wholly owned subsidiary of Camber Energy, Inc., a Nevada corporation (“Camber”), completed the previously-announced merger (“the Merger”) with and into Viking Energy Group, Inc., a Nevada corporation (“Viking”), with Viking surviving the Merger as a wholly-owned subsidiary of Camber.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The unaudited pro forma combined statement of operations of Camber and Viking for the year ended December 31, 2023 (the “Pro Forma Financial Information”) is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 9.01(b). The unaudited pro forma combined statement of operations is presented as if the Merger had been completed on January 1, 2023. The unaudited pro forma combined statement of operations is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved had the Merger occurred on the date indicated. It does not purport to project the future operating results of the combined business following the consummation of the Merger.

(d) Exhibits.

Exhibit No.	Description
99.1	Unaudited Pro Forma Combined Statement of Operations as of and for the year ended December 31, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBER ENERGY, INC.

Date: April 5, 2024	By:	/s/ James A. Doris
	Name:	James A. Doris
	Title:	Chief Executive Officer

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